Exhibit 99.1

Myers Industries Reports 2018 Second Quarter Results

Operational improvements drive significant gross margin expansion and cash flow generation

July 30, 2018, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE) today announced results for the second quarter ended June 30, 2018.

Second Quarter 2018 Business Highlights

•	GAAP net income per diluted share from continuing operations of $0.26, compared to $0.08 in the second quarter of 2017

•	Adjusted net income per diluted share from continuing operations of $0.27, compared to $0.18 in the second quarter of 2017

•	Net sales increased 3.9% (or 3.6% excluding currency fluctuation) compared to the second quarter of 2017

•	Gross profit margin of 34.1% compared to 28.3% in the second quarter of 2017

•	Generated cash from continuing operations of $14.4 million and free cash flow of $13.3 million

•	Raised net proceeds of $79.5M through sale of common stock, improving financial flexibility to make strategic investments

•	Company re-affirms its 2018 outlook

The Company reported net sales of $140.6 million, compared to $135.3 million in the second quarter of 2017, with the increase primarily driven by increased sales in the Company’s consumer, vehicle, and food and beverage end markets. Gross profit margin increased 580 basis points to 34.1% as compared to the prior year, primarily due to pricing actions and savings from last year’s manufacturing footprint realignment and restructuring initiatives. Selling, general and administrative expenses increased $2.4 million year-over-year to $34.5 million, with the increase in expenses primarily attributable to higher incentive compensation costs.

President and Chief Executive Officer Dave Banyard commented, “We are pleased with the continued improvement in our business during the second quarter, which demonstrated another consecutive quarter of year-over-year growth in both sales and earnings. Our focus on niche market strategies drove double-digit sales growth across three of our key end markets, including consumer, vehicle, and food and beverage. Continued strength of demand, combined with the impacts of recent pricing and operational improvement initiatives, resulted in strong gross margin expansion, operating income growth, and free cash flow generation during the quarter.”

Banyard continued, “As we look to the second half of 2018, we expect year-over-year sales growth to temper somewhat as a result of the non-recurrence of certain prior-year order activity. However, continued strong operating and cash flow performance should enable us to capitalize on both organic and acquisitive growth opportunities, especially considering our improved leverage profile following the secondary equity offering and reduction of debt during the second quarter.”

	Quarter Ended June 30,			Six Months Ended June 30,
(Dollars in thousands, except per share data)	2018	2017	% Inc (Dec)	2018	2017	% Inc (Dec)
Net sales	$140,560	$135,252	3.9%	$293,128	$271,824	7.8%
Gross profit	$47,991	$38,292	25.3%	$95,106	$80,053	18.8%
Gross profit margin	34.1%	28.3%		32.4%	29.5%
Operating income	$13,111	$5,968	119.7%	$25,133	$14,084	78.5%
Income from continuing operations:
Income	$8,608	$2,482	246.8%	$16,363	$5,940	175.5%
Income per diluted share	$0.26	$0.08	225.0%	$0.51	$0.20	155.0%
Operating income as adjusted(1)	$13,381	$10,278	30.2%	$24,880	$19,140	30.0%
Income from continuing operations as adjusted(1):
Income	$9,051	$5,388	68.0%	$16,446	$9,696	69.6%
Income per diluted share	$0.27	$0.18	50.0%	$0.51	$0.32	59.4%
EBITDA as adjusted	$19,931	$17,576	13.4%	$37,978	$34,392	10.4%

(1)	Details regarding the adjusted charges are provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

Segment Results

Net sales in the Material Handling Segment increased 7.4% (or 6.9% excluding currency fluctuation) compared to the second quarter of 2017. The increase in net sales was primarily due to increased volume in the Company’s consumer, vehicle, and food and beverage end markets. The segment’s adjusted EBITDA margin was 22.7% compared to 19.7% in the second quarter of 2017. The increase in adjusted EBITDA margin was primarily the result of pricing actions and the benefit of restructuring actions taken in 2017.

Net sales in the Distribution Segment declined 4.5% compared to the second quarter of 2017. The segment’s adjusted EBITDA margin was 8.2% compared to 8.3% in the second quarter of 2017. The impact of the lower sales volume year-over-year was mostly offset by operational efficiencies and the benefit of the change in pricing structure completed last year.

2018 Outlook

For fiscal year 2018, the Company continues to anticipate that total revenue will be up low-to-mid-single digits on a constant currency basis compared to the prior year based on strong backlog, tempered by the non-recurrence of some large, one-time orders delivered in the second half of 2017. The Company expects capital expenditures to be in the range of $10 to $12 million. Net interest expense is now forecasted to be between $4 and $6 million (vs. between $7 and $8 million previously) as a result of the reduction in debt due to the secondary equity offering completed during the second quarter of 2018. Depreciation and amortization are forecasted to be between $26 and $28 million. The Tax Cuts and Jobs Act will benefit the Company through a decrease in its effective tax rate, which is expected to be approximately 25%, compared to approximately 36% previously.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Monday, July 30, at 10:00 a.m. EDT. The call is anticipated to last approximately one hour and may be accessed by dialing: (US) 866-393-4306 or (Int’l) 734-385-2616. The Conference ID # is 3058689. Callers are asked to sign on at least five minutes in advance. The live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 855-859-2056 or (Int’l) 404-537-3406. The Conference ID # is 3058689.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted net income per diluted share from continuing operations, income from continuing operations as adjusted, adjusted income per diluted share from continuing operations, operating income as adjusted, adjusted operating income, adjusted EPS, adjusted EBITDA and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under- vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unexpected failures at our manufacturing facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact:

Monica Vinay, Vice President, Investor Relations & Treasurer

(330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net sales	$140,560	$135,252	$293,128	$271,824
Cost of sales	92,569	96,960	198,022	191,771

Gross profit	47,991	38,292	95,106	80,053
Selling, general and administrative expenses	34,506	32,133	69,979	66,672
(Gain) loss on disposal of fixed assets	66	(353)	(314)	(1,247)
Impairment charges	308	544	308	544

Operating income	13,111	5,968	25,133	14,084
Interest expense, net	1,313	1,860	2,952	3,990

Income (loss) from continuing operations before income taxes	11,798	4,108	22,181	10,094
Income tax expense (benefit)	3,190	1,626	5,818	4,154

Income (loss) from continuing operations	8,608	2,482	16,363	5,940
Income (loss) from discontinued operations, net of income taxes	—	(489)	(911)	(833)

Net income (loss)	$8,608	$1,993	$15,452	$5,107

Income (loss) per common share from continuing operations:
Basic	$0.26	$0.08	$0.52	$0.20
Diluted	$0.26	$0.08	$0.51	$0.20
Income (loss) per common share from discontinued operations:
Basic	$—	$(0.01)	$(0.03)	$(0.03)
Diluted	$—	$(0.01)	$(0.03)	$(0.03)
Net income (loss) per common share:
Basic	$0.26	$0.07	$0.49	$0.17
Diluted	$0.26	$0.07	$0.48	$0.17
Weighted average common shares outstanding:
Basic	32,606,838	30,154,965	31,561,194	30,097,638
Diluted	33,084,540	30,472,636	32,081,350	30,395,417

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
Net sales
Material Handling	$103,130	$96,026	7.4%	$219,939	$194,508	13.1%
Distribution	37,477	39,258	(4.5)%	73,258	77,832	(5.9)%
Inter-company Sales	(47)	(32)	—	(69)	(516)	—

Total	$140,560	$135,252	3.9%	$293,128	$271,824	7.8%

Operating income
Material Handling	$17,323	$7,814	121.7%	$34,053	$20,660	64.8%
Distribution	2,786	3,025	(7.9)%	4,524	4,563	(0.9)%
Corporate	(6,998)	(4,871)	—	(13,444)	(11,139)	—

Total	$13,111	$5,968	119.7%	$25,133	$14,084	78.5%

Operating income as adjusted
Material Handling	$17,285	$12,124	42.6%	$34,157	$25,716	32.8%
Distribution	2,786	3,025	(7.9)%	3,859	4,563	(15.4)%
Corporate	(6,690)	(4,871)	—	(13,136)	(11,139)	—

Total	$13,381	$10,278	30.2%	$24,880	$19,140	30.0%

EBITDA as adjusted
Material Handling	$23,407	$18,872	24.0%	$46,391	$39,716	16.8%
Distribution	3,087	$3,278	(5.8)%	4,469	5,118	(12.7)%
Corporate	(6,563)	$(4,574)	—	(12,882)	(10,442)	—

Total	$19,931	$17,576	13.4%	$37,978	$34,392	10.4%

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	June 30, 2018	December 31, 2017
Assets
Current Assets
Cash	$38,940	$2,520
Restricted cash	—	8,659
Accounts receivable, net	67,911	76,509
Income tax receivable	7,832	12,954
Inventories	49,362	47,166
Other	3,988	2,204

Total Current Assets	168,033	150,012
Other assets	118,866	122,026
Property, plant, & equipment, net	73,790	83,904

Total Assets	$360,689	$355,942

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$56,141	$63,581
Accrued expenses	32,171	35,072

Total Current Liabilities	88,312	98,653
Long-term debt, net	78,654	151,036
Other liabilities	8,970	8,236
Deferred income taxes	3,492	4,265
Total Shareholders’ Equity	181,261	93,752

Total Liabilities & Shareholders’ Equity	$360,689	$355,942

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30,
	2018	2017
Cash Flows From Operating Activities
Net income	$15,452	$5,107
Income (loss) from discontinued operations, net of income taxes	(911)	(833)

Income from continuing operations	16,363	5,940
Adjustments to reconcile income from continuing operations to net cash provided by (used for) operating activities
Depreciation	9,042	10,708
Amortization	4,315	4,544
Accelerated depreciation associated with restructuring activities	16	1,929
Non-cash stock-based compensation expense	2,305	1,817
(Gain) loss on disposal of fixed assets	(314)	(1,247)
Impairment charges	308	544
Deferred taxes	—	217
Interest income received (accrued) on note receivable	(14)	(662)
Other	(201)	188
Payments on performance based compensation	(1,249)	(992)
Other long-term liabilities	(63)	(264)
Cash flows provided by (used for) working capital
Accounts receivable	9,106	(979)
Inventories	(2,454)	(1,236)
Prepaid expenses and other current assets	(1,807)	797
Accounts payable and accrued expenses	(8,130)	5,039

Net cash provided by (used for) operating activities - continuing operations	27,223	26,343
Net cash provided by (used for) operating activities - discontinued operations	981	(2,702)

Net cash provided by (used for) operating activities	28,204	23,641

Cash Flows From Investing Activities
Capital expenditures	(2,318)	(2,326)
Proceeds from sale of property, plant and equipment	2,633	1,822

Net cash provided by (used for) investing activities - continuing operations	315	(504)
Net cash provided by (used for) investing activities - discontinued operations	—	79

Net cash provided by (used for) investing activities	315	(425)

Cash Flows From Financing Activities
Net borrowing (repayments) on credit facility	(72,491)	(18,942)
Cash dividends paid	(8,287)	(8,147)
Proceeds from issuance of common stock	875	2,001
Proceeds from public offering of common stock, net of equity issuance costs	79,522	—
Shares withheld for employee taxes on equity awards	(371)	(273)
Deferred financing costs	—	(1,030)

Net cash provided by (used for) financing activities - continuing operations	(752)	(26,391)
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(752)	(26,391)

Foreign exchange rate effect on cash	(6)	(33)
Less: Net increase (decrease) in cash classified within discontinued operations	—	(2,590)

Net increase (decrease) in cash, cash equivalents, and restricted cash	27,761	(618)
Cash, cash equivalents, and restricted cash at January 1	11,179	11,039

Cash, cash equivalents, and restricted cash at June 30	$38,940	$10,421

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30,2018
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$103,130	$37,477	$140,607	$(47)	$140,560

GAAP Gross profit			47,991	—	47,991
Add: Restructuring expenses and other adjustments			170	—	170

Gross profit as adjusted			48,161	—	48,161
Gross profit margin as adjusted			34.3%	n/a	34.3%

GAAP Operating income	17,323	2,786	20,109	(6,998)	13,111
Add: Restructuring expenses and other adjustments(1)	170	—	170	—	170
Add: Asset impairments	—	—	—	308	308
Less: Gain on sale of assets	(208)	—	(208)	—	(208)

Operating income as adjusted	17,285	2,786	20,071	(6,690)	13,381
Operating income margin as adjusted	16.8%	7.4%	14.3%	n/a	9.5%

Add: Depreciation and amortization	6,188	301	6,489	127	6,616
Less: Depreciation adjustments	(66)	—	(66)	—	(66)

EBITDA as adjusted	$23,407	$3,087	$26,494	$(6,563)	$19,931
EBITDA margin	22.7%	8.2%	18.8%	n/a	14.2%

(1)	Includes gross profit adjustments of $170

	Quarter Ended June 30,2017
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$96,026	$39,258	$135,284	$(32)	$135,252

GAAP Gross profit			38,292	—	38,292
Add: Restructuring expenses and other adjustments			4,093	—	4,093

Gross profit as adjusted			42,385	—	42,385
Gross profit margin as adjusted			31.3%	n/a	31.3%

GAAP Operating income	7,814	3,025	10,839	(4,871)	5,968
Add: Restructuring expenses and other adjustments(1)	4,344	—	4,344	—	4,344
Add: Asset impairments	544	—	544	—	544
Less: Gain on sale of assets	(578)	—	(578)	—	(578)

Operating income as adjusted	12,124	3,025	15,149	(4,871)	10,278
Operating income margin as adjusted	12.6%	7.7%	11.2%	n/a	7.6%

Add: Depreciation and amortization	8,060	253	8,313	297	8,610
Less: Depreciation adjustments	(1,312)	—	(1,312)	—	(1,312)

EBITDA as adjusted	$18,872	$3,278	$22,150	$(4,574)	$17,576
EBITDA margin	19.7%	8.3%	16.4%	n/a	13.0%

(1)	Includes gross profit adjustments of $4,093 and SG&A adjustments of $251

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30, 2018
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$219,939	$73,258	$293,197	$(69)	$293,128

GAAP Gross profit			95,106	—	95,106
Add: Restructuring expenses and other adjustments			289	—	289

Gross profit as adjusted			95,395	—	95,395
Gross profit margin as adjusted			32.5%	n/a	32.5%

GAAP Operating income	34,053	4,524	38,577	(13,444)	25,133
Add: Restructuring expenses and other adjustments(1)	312	—	312	—	312
Add: Asset impairment	—	—	—	308	308
Less: Gain on sale of assets	(208)	(665)	(873)	—	(873)

Operating income as adjusted	34,157	3,859	38,016	(13,136)	24,880
Operating income margin as adjusted	15.5%	5.3%	13.0%	n/a	8.5%

Add: Depreciation and amortization	12,316	610	12,926	254	13,180
Less: Depreciation adjustments	(82)	—	(82)	—	(82)

EBITDA as adjusted	$46,391	$4,469	$50,860	$(12,882)	$37,978
EBITDA margin	21.1%	6.1%	17.3%	n/a	13.0%

(1)	Includes gross profit adjustments of $289 and SG&A adjustments of $23

	Six Months Ended June 30, 2017
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$194,508	$77,832	$272,340	$(516)	$271,824

GAAP Gross profit			80,053	—	80,053
Add: Restructuring expenses and other adjustments			5,114	—	5,114

Gross profit as adjusted			85,167	—	85,167
Gross profit margin as adjusted			31.3%	n/a	31.3%

GAAP Operating income	20,660	4,563	25,223	(11,139)	14,084
Add: Restructuring expenses and other adjustments(1)	5,754	—	5,754	—	5,754
Add: Asset impairment	544	—	544	—	544
Less: Gain on sale of assets	(1,242)	—	(1,242)	—	(1,242)

Operating income as adjusted	25,716	4,563	30,279	(11,139)	19,140
Operating income margin as adjusted	13.2%	5.9%	11.1%	n/a	7.0%

Add: Depreciation and amortization	15,929	555	16,484	697	17,181
Less: Depreciation adjustments	(1,929)	—	(1,929)	—	(1,929)

EBITDA as adjusted	$39,716	$5,118	$44,834	$(10,442)	$34,392
EBITDA margin	20.4%	6.6%	16.5%	n/a	12.7%

(1)	Includes gross profit adjustments of $5,114 and SG&A adjustments of $640

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Operating income	$13,111	$5,968	$25,133	$14,084
Add: Restructuring expenses and other adjustments	170	4,344	312	5,754
Add: Asset impairments	308	544	308	544
Less: Gain on sale of assets	(208)	(578)	(873)	(1,242)

Operating income as adjusted	13,381	10,278	24,880	19,140
Less: Interest expense, net	(1,313)	(1,860)	(2,952)	(3,990)

Income (loss) before taxes as adjusted	12,068	8,418	21,928	15,150
Less: Income tax expense(1)	(3,017)	(3,030)	(5,482)	(5,454)

Income (loss) from continuing operations as adjusted	$9,051	$5,388	$16,446	$9,696
Adjusted earnings (loss) per diluted share from continuing operations	$0.27	$0.18	$0.51	$0.32

(1)	Income taxes are calculated using the normalized effective tax rate for each year.

The rate used in 2018 was 25% and in 2017 was 36%.

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	YTD		YTD		QTD
	June 30, 2018		March 31, 2018		June 30, 2018
Net cash provided by (used for) operating activities - continuing operations	$27,223	-	$12,838	=	$14,385
Capital expenditures	(2,318)	-	(1,206)	=	(1,112)

Free cash flow	$24,905	-	$11,632	=	$13,273